As filed with the Securities and Exchange Commission on July 20, 1995

                                        Registration No. 33-_____
===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                   FORM S-8*
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                        J. P. MORGAN & CO. INCORPORATED
               (Exact name of issuer as specified in its charter)

                                    Delaware
         (State of other jurisdiction of incorporation or organization)

                                   13-2625764
                      (I.R.S. Employer Identification No.)

                   60 Wall Street, New York, New York  10260
              (Address of principal executive offices) (Zip Code)
                              ____________________

                          1992 STOCK INCENTIVE PLAN OF
                        J. P. MORGAN & CO. INCORPORATED
                            AND AFFILIATED COMPANIES
                            (Full title of the plan)
                              ____________________

                        Edward J. Kelly, III, Secretary
                        J. P. Morgan & Co. Incorporated
                   60 Wall Street, New York, New York  10260
                                 (212) 648-8423
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

Copies to:     Margaret M. Foran, Esq.
               J. P. Morgan & Co. Incorporated
               60 Wall Street, New York, New York  10260



                        CALCULATION OF REGISTRATION FEE

===========================================================================

                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
to be          to be          Price per      Offering       Registration
Registered     Registered     Share (1)      Price (1)      Fee
___________________________________________________________________________
Common         500,000        $72.00         $36,000,000.00 $12,413.79
Stock,
$2.50 par
value
===========================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
===========================================================================

The contents of Registration Statement No. 33-49263 relating to the 1992 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies are hereby incorporated by reference.

                           1992 STOCK INCENTIVE PLAN
                       OF J. P. MORGAN & CO. INCORPORATED

                             PART II:  INFORMATION
                     REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  List of Exhibits
- -------------------------

5. Opinion and Consent of Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J. P. Morgan, with respect to the legality of the securities registered hereunder.

23.  Consent of Independent Accountants.

24.  Powers of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 20th day of July, 1995.

                        J. P. MORGAN & CO. INCORPORATED

                            BY: MARGARET M. FORAN/s/
                                (VICE PRESIDENT,
                           ASSISTANT GENERAL COUNSEL
                            AND ASSISTANT SECRETARY)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


SIGNATURE                     TITLE                         DATE
- ---------                     -----                         ----

DOUGLAS A. WARNER III*        Chairman of the Board,        July 20, 1995
(DOUGLAS A. WARNER III)       President and Director
                              (Principal Executive
                              Officer)

MARTIN FELDSTEIN*
(MARTIN FELDSTEIN)            Director                      July 20, 1995

HANNA H. GRAY*
(HANNA H. GRAY)               Director                      July 20, 1995

JAMES R. HOUGHTON*
(JAMES R. HOUGHTON)           Director                      July 20, 1995

JAMES L. KETELSEN*
(JAMES L. KETELSEN)           Director                      July 20, 1995

WILLIAM S. LEE*
(WILLIAM S. LEE)              Director                      July 20, 1995

ROBERTO G. MENDOZA*
(ROBERTO G. MENDOZA)          Vice Chairman of the          July 20, 1995
                              Board and Director


LEE R. RAYMOND*
(LEE R. RAYMOND)              Director                      July 20, 1995

RICHARD D. SIMMONS*
(RICHARD D. SIMMONS)          Director                      July 20, 1995

JOHN G. SMALE*
(JOHN G. SMALE)               Director                      July 20, 1995

KURT F. VIERMETZ*
(KURT F. VIERMETZ)            Vice Chairman of the          July 20, 1995
                              Board and Director

RODNEY B. WAGNER*
(RODNEY B. WAGNER)            Vice Chairman of the          July 20, 1995
                              Board and Director


DENNIS WEATHERSTONE*
(DENNIS WEATHERSTONE)         Director                      July 20, 1995

DOUGLAS C. YEARLEY*
(DOUGLAS C. YEARLEY)          Director                      July 20, 1995

JOHN A. MAYER, JR.*
(JOHN A. MAYER, JR.)          Chief Financial Officer       July 20, 1995
                              (Principal Financial
                              Officer)

DAVID H. SIDWELL
(DAVID H. SIDWELL)            Controller                    July 20, 1995
                              (Principal Accounting
                              Officer)



*By:  MARGARET M. FORAN/s/
     (MARGARET M. FORAN, ATTORNEY-IN-FACT)        July 20, 1995

                                 EXHIBIT INDEX
                                 -------------


5. Opinion and Consent of Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J. P. Morgan, with respect to the legality of the securities registered hereunder.

23.  Consent of Independent Accountants.

24.  Powers of Attorney.